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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: June 29, 1995
                                         -------------


                              BURLINGAME BANCORP



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

     California                    0-18440                   94-2921417
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
 (State or other jurisdiction    (Commission              (IRS Employer
     of incorporation)           File No.)               Identification No.)


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                350 Primrose Road, Burlingame, California 94010
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                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (415) 348-2500
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ITEM 5.  OTHER EVENTS.

     On June 22, 1995, the Federal Deposit Insurance Corporation (the "FDIC") terminated the order which had been entered with respect to Burlingame Bank & Trust Co. (the "Bank"), the wholly owned subsidiary of the Registrant, Burlingame Bancorp ("Bancorp"), in August 1992. The order has been replaced by a Memorandum of Understanding (the "MOU") with the FDIC and the California State Banking Department (the "CSBD"). In the Bank's view the new MOU is recognition that the Bank has complied with the requirements of the order and that its condition and operations have improved significantly. The current MOU with the FDIC and CSBD provides for the Bank to continue to maintain compliance with regulatory standards, to continue to take affirmative action to improve its condition and operations, including the reduction in classified assets and maintenance of adequate loan loss reserves, and to formulate and implement a profit and strategic plan.

     The boards of directors of Bancorp and the Bank are pleased with the lifting of the order by the FDIC and are confident of meeting all of the terms of the new MOU. However, compliance will be determined by the FDIC and the CSBD at the time of subsequent examinations. Bancorp and the Bank have already implemented many of the items covered by the MOU. The boards of directors do not anticipate that the items agreed upon with the regulators will interfere with the Bank's operations since they are consistent with the Bank's own plans and objectives.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 1995                   BURLINGAME BANCORP



                                      By:  THEODORE H. KRUTTSCHNITT
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                                           THEODORE H. KRUTTSCHNITT
                                           President and Chairman
                                           of the Board